Westmark Mortgage Corporation
                         -----------------------------
                                     Seller

                                      and


                                  MorCap, Inc.
                                     Buyer



                          CONTINUING AGREEMENT FOR SALE
                 AND PURCHASE OF MORTGAGES - SERVICING RELEASED


                                February 6, 1997
                                ----------------






     Fixed and Adjustable First and Second Lien Residential Mortgage Loans

            CONTINUING AGREEMENT FOR SALE AND PURCHASE OF MORTGAGES

This CONTINUING AGREEMENT FOR SALE AND PURCHASE OF MORTGAGES is made this 6th day of February, 1997, by and between MorCap, Inc. located at 7000 Central Parkway, Suite 1570, Atlanta, GA 30328 a Delaware corporation ("Buyer") and Westmark Mortgage Corporation, located at 355 N.E. 5th Avenue Suite 4, Delray Beach, FL, a corporation organized and existing under the laws of the state of California ("Seller").

WHEREAS, the Seller desires from time to time to offer for sale to the Buyer and the Buyer desires from time to time to purchase from the Seller of the terms and subject to the conditions set forth herein and subject to Buyer's review and acceptance certain closed-end single-family residential Loans owned by the Seller evidenced by notes and secured by mortgages of the agreed-upon (first or second) priority on real property owned by the borrowers ("Borrowers"), and

WHEREAS, the Buyer and the Seller desire to enter into this agreement to govern the sale and purchase of said Loans.

NOW, THEREFORE, in consideration of the above recitals and mutual covenants contained herein, the parties hereto hereby agree as follows:

Section 1. Definitions

Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Acceptance Seller's acceptance of Buyer's Offer.

     Agreement: This Agreement as same may be amended and supplemented from time to time. The parties agree that this Agreement shall be used as the continuing sale and purchase agreement for those Loans purchased by Buyer from Seller in the future and identified on each Schedule of Mortgage Loans, unless otherwise agreed in writing by the parties.

     Appraised Value: The value of the Mortgage Property as determined by an appraisal made for the Seller at the time of origination of the Loan by an appraiser.

     Appraiser: An appraiser who satisfies the requirements of the Financial Institutions Reform Recovery and Enforcement Act of 1989, is licensed by the state in which the appraiser does business and is on the Buyer's approved appraiser list.

     Assignment of Mortgage. An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, which when recorded is sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale of the Mortgage to Buyer, or its assignee.

     Bill of Sale: Each bill of sale and assignment in the form attached hereto as Exhibit A, which evidences the sale and acquisition of a portfolio of Loans and to which Seller shall attach, as Schedule 1, the Schedule of Mortgage Loans, listing the loans to be purchased pursuant to such Bill of Sale.

     Buy-Back Price: As defined in Section 4(c)

     Credit File: The file containing those items listed in Exhibit B attached hereto, and any additional documents required to be added thereto pursuant to this Agreement.

     Essential Mortgage File Documents: As to each Mortgage Loan, the original Note and Mortgage, or in the event the original Mortgage is out for recordation, a certified true copy thereof, title insurance policy including endorsements or "Marked-up" title commitment. Related Assets and the additional documents as described in Exhibit "A", attached hereto and made a part hereof, as applicable.

     Loan: The Note, the related Mortgage and the Related Assets are referred to as "Loan," and collectively as "Loans" and which term shall include Mortgage Loans.

     Loan to Value Ratio: The sum of the original principal amount of the Mortgage Loan and the outstanding principal balance of any first Mortgage (the "First Mortgage") with priority over the Mortgage securing the Loan at the time of origination of the Mortgage Loan divided by the lesser of the original purchase price of the Mortgaged Property if Borrower purchased the Mortgaged Property within twelve (12) months of the Mortgage Loan origination date or the Appraised Value of the Mortgaged Property.

     "Marked-Up" Title Insurance Policy, Binder or Certificate. A title insurance policy as further defined in Section 4(b)(9) of this Agreement in which all liens, mortgages, claims, assessments, defects, encumbrances and other exceptions affecting or against the

Mortgaged Property have been removed and are insured against in favor of Buyer by the title insurance company unless otherwise agreed or approved by the Buyer in writing.

        Mortgage: Any Note, bond, deed or trust, mortgage, mortgage warranty, extension agreement, assumption of indebtedness, assignment and any other documents constituting the basic instruments of real estate security on real property owned by the Borrower in the state in which the Mortgaged Property is located.

        Mortgage Loans: The Loans identified in the Schedule of Loans delivered as from time to time are subject to this Agreement.

        Mortgaged Property or Mortgaged Property: The residential real property subject to the Mortgage which secures the Mortgage Loan.

        Mortgagor or Borrower: The obligor under a Mortgage Loan.

        Note: The original Note, bond or other evidence of indebtedness evidencing the indebtedness of the Borrower/Mortgagor under a Mortgage Loan.

        Purchase Price: The purchase price for the Loan(s) described on each Schedule of Loans delivered shall be an amount as of the Settlement Date equal to the sum of the: (1) unpaid principal balances of the Note(s); (2) all interest accrued (up to but not including the Settlement Date) but unpaid on the Note(s) (prorated on a 360-day year); and (3) any premiums due Seller, if applicable in accordance with the Approval Advice or Schedule of Loans delivered; (4) less any discount due Buyer, if applicable, in accordance with the Approval Advice or Schedule of Loans delivered.

        Related Assets: The documents as further defined in Section 3(a)(iv) of this Agreement.

        Settlement Date: The date of the funding or payment or Purchase Price by the Buyer for Loans purchased pursuant to this Agreement. Each Settlement shall be held at the offices of Buyer located at 7000 Central Parkway, Suite 1570, Atlanta, GA 30328.

        Underwriting Guidelines/Product Descriptions: These certain written guides as provided by Buyer to Seller which may from time to time be amended by Buyer. Such guidelines include, but are not limited to, underwriting guidelines, appraisal guidelines, credit and income documentation and loan programs.

Section 2. Purchase and Sale of Loans

        (a) Delivery of Loans

On or before the business day immediately preceding each Settlement Date, the Seller shall deliver to the Buyer the following for each Loan purchased:

           (i) Those Loans described by the Buyer on each Schedule of Loans delivered which are purchased by Buyer pursuant to this Agreement.

           (ii) The agree-upon priority liens and/or Mortgages, or a true certified copy thereof, on Mortgaged Property.

           (iii) The original Note(s) and the Mortgage(s), or a true certified copy of the Mortgage, endorsed by an authorized officer of Seller to the Buyer as following: "Pay to the Order of MorCap, Inc., Without Recourse" (unless otherwise notified in writing by Buyer); together with an individual Assignment of Mortgage to Buyer and original of all interviewing assignments, if any of the Seller's beneficial interest in the Mortgage, showing a complete chain of title of the Loan from origination to the Seller, including warehouse assignment, with evidencing of recording thereon, or a release of any intervening assignee's interest, if any, to the extent that such assignment was not recorded.

           (iv) Any and all documents, instruments, collateral agreements, and assignments and endorsements for all documents, instruments and collateral agreements, referred to in the Notes and/or Mortgages or related thereto, including, without limitation, current insurance policies (private mortgage insurance, if applicable; flood insurance, if applicable; hazard insurance; title insurance; and other applicable insurance policies) covering the Mortgaged Property or relating to the Notes and all files, books, papers, ledger cards, reports and records including, without limitation, loan application. Borrower financial statements, separate assignment of rents, if any, credit reports and appraisals, relating to the Loans (the "Related Assets"). In all cases, the Related Assets shall be in the original documents.

           (v) The Credit Files. In all cases, these documents shall be the original documents.

           (vi) In the event that Seller cannot deliver to Buyer a duly recorded assignment of Mortgage or any other document required to be recorded under this Agreement on the Settlement Date solely because of a delay caused by the public recording office when such document(s) has been delivered for recordation, Seller shall deliver to the Buyer a certified copy of each document(s) with a statement thereon signed by an Officer of the Seller certifying each to be a true and correct copy of document(s) delivered to the appropriate public recording official for recordation. Seller shall deliver to Buyer such recorded document(s) with evidence of recording indicated thereon no later than 15 days after Seller receives such document, but in any event, no later than 120 days from the Settlement Date. In the event that missing documents are not received by the Buyer within the above-stated time frame, strictly as a result of a delay caused by the public recording office(s), Buyer may

                                    Rider 3A

        In the event of the prepayment of a Loan (other than by a refinancing by the Buyer of any of its subsidiaries or affiliates or a refinancing by Seller which is repurchased by the Buyer) made pursuant to this Agreement with respect to which a premium was paid to the Seller, the Seller shall refund to Buyer a portion of the premium paid by the Buyer on the Loan determined on the following basis.

        The amount refunded to Buyer shall equal the premium paid to the Seller by Buyer multiplied times the number of months remaining in the standard prepayment period (the "Prepayment Period") and divided by the full Prepayment Period. The total number of months remaining in a Prepayment Period will include the month in which the Loan prepays.


Premium Refund =  premium paid by Buyer x number of months remaining in
                                  Prepayment Period
                 -----------------------------------------------------
                         12 month total Prepayment Period
        the Loans to the Buyer or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to each Statement Date.

           (vi) This Agreement constitutes, when duly executed and delivered by the Seller, a legal, valid and binding obligation of the Seller enforceable against the Seller according to its terms.

           (vii) There are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against or affecting the Seller or the properties of the Seller before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Seller, would have a material adverse effect on the financial condition, properties or operation of the Seller. Any acceptance, agreement or consent by the Buyer to purchase pursuant to this Agreement will automatically terminate if: (a) a decree or order of a court or agency supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, bankruptcy proceeding or any similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Seller or a Borrower and such decree or order shall have remained in force undischarged or unstated for a period of 60 days; or (b) the Seller or a Borrower shall consent to the appointment of a conservator or receiver or liquidator in any solvency, readjustment of debt, marshalling of assets and liabilities bankruptcy or similar proceedings relating to the Seller or relating to all or substantially all of its creditors, or voluntarily suspend payment of its obligations.

           (viii) Neither this Agreement, nor any statement, report, or other document furnished or to be furnished pursuant to this Agreement, or in connection with this transaction contemplated hereby, contains any untrue statement of fact by Seller, or omits to state a material fact necessary to make the statements of Seller contained therein not misleading.

           (ix) Upon request, Seller will deliver to Buyer a true and correct copy of Seller's fidelity bond an Seller's errors and omissions policy, and/or certificates evidencing the same as currently in effect, the amounts and coverages of both of which will be acceptable to Buyer. Seller shall, at it own expense, maintain a fidelity bond and an errors and omissions policy, in amounts at least as great as, and with the coverages at least as broad as, those currently in effect. Seller, shall, upon request, furnish proof of such coverage at or before the first Settlement and, upon request, annually thereafter.

           (x) Seller has not dealt with any broker or agent or other Person who might be entitled to a fee, commission or compensation in connection with this transaction other than the Buyer except as Seller has previously disclosed to Buyer in writing.

        (b) Representations and Warranties of the Seller as to Each Loan. It is understood and agreed by Seller and Buyer that as a material inducement to Buyer to enter into this Agreement the Seller hereby represents and warrants to the buyer as of each Settlement Date with respect to each Loan purchased:

           (i) The Seller is the Payee and Holder of each note within the meaning of the Uniform Commercial Code and is the sole owner of the Loan and has the right to assign and transfer the Loan to the Buyer. The Seller has not sold, assigned or otherwise transferred any right or interest in or to the Loan and has not pledged the Loan as collateral for any Loan or obligation of Seller or other purpose. The assignment of the Loan by the Seller to Buyer validly transfers such Loan to Buyer free and clear of any pledges, liens, claims, encumbrances, Mortgages, charges, exceptions and/or security interests.

           (ii) Except as expressly disclosed to and agreed to by the Buyer in writing, each Loan conforms to: (a) Underwriting guidelines/Products Descriptions of Buyer, and (b) the conditions of the Approval Advice (if applicable).

           (iii) All information set forth in the Schedule of Loans is true and correct in all respects, and all other information furnished to Buyer by Seller with respect to the Loan(s) purchased is true and correct as of the Settlement Date. Neither the Schedule of Loans nor the Mortgage File nor any other documents furnished in connection with this transaction contains any untrue statement of material fact by Seller or its Affiliates, or omits to state a fact, necessary to make the statements of Seller or its Affiliates contained therein not materially misleading.

           (iv) Each Note and Mortgage and the Related Assets are din every respect genuine, contain genuine signatures, are the valid instrument they purport on their face to be, are the legal, valid, binding and enforceable obligation of the Borrower thereunder and not subject to any discount, allowance, setoff, counterclaim, presently pending bankruptcy or other defenses, none of the Notes, Mortgages, or Related Assets are forged or have affixed thereto any unauthorized signature or have been entered into by any persons without the required legal capacity and no foreclosure (including any non-judicial foreclosure) or any other legal action has been brought by the Seller or any senior lienholder in connection therewith.

           (v) No instruments other than those delivered therewith are required under applicable law to evidence the indebtedness represented by the Loan(s) or to perfect the lien of the Mortgage(s).

           (vi) Except as has been disclosed to and agreed to by the Buyer in writing, there is no agreement with the Borrower regarding any variation of the interest rate and schedules of payment (except as described in the Note and Mortgage) or other terms and conditions of the Loan, no Borrower has been released from liability on the Note, and no property has been released from the Mortgage. If the Loan is a variable rate loan, the Seller represents and warrants as of each Settlement Date that all applicable notices required by law or regulation have been provided to the borrower and that the right to future changes in the interest rate and payment schedule has not been waived by the Seller or any previous holder of the Loan.

           (vii) The Loan is secured by a valid Mortgaged/Deed of Trust, of the agreed-upon priority on real property, and such Mortgage has been properly received by the appropriate public recording official, in recordable form, to be filed, recorded or otherwise perfected in due course in accordance with applicable law in the appropriate jurisdiction. The Note is not secured by any other collateral other than the Mortgaged Property.

           (viii) There are no violations of any applicable federal or state law or regulation, including, without limitation, Fair Credit Reporting Act and Regulations, the Federal Truth-In-Lending Act and Regulation Z, the Federal Equal Credit Opportunity Act and Regulation B, the Federal Real Estate Settlement Procedures Act and Regulations, the Federal Debt Collection Practices Act and any federal or state usury laws and regulations. All disclosures required by law, federal, state or local, were properly made by the Seller prior to the closing of the Loan.

           (ix) The Seller holds a Marked Up title policy or title insurance binder or title certificate which is in full force and effect; which has an issuance limit at least as great as the outstanding principal balance of the Loan; which names the Seller, its successors and assigns as the insured party and which is issued by a title insurer which has been approved by the Buyer in writing and is qualified to do business in the jurisdiction where the Mortgaged Property is located. Said policy shall:

          (A) insure the absence of any lien for taxes and other assessments which are due and payable;

          (B) disclose whether all taxes and other assessments due as of the date of the policy have been paid in full; and

          (C) disclose all other matters to which like properties are commonly subject.

           If the Buyer purchases a Loan having relied on a Marked-Up title insurance binder or title certificate rather than a title insurance policy, the Seller shall have thirty (30) days to deliver to the Buyer the title insurance policy.

           (x) As of the Settlement Date the Seller has transferred to Buyer all of its right, title and interest in the Note(s), Mortgage(s) and Related Assets for each Loan purchased free and clear of any pledge, liens, claims, encumbrances, Mortgages, charges, exceptions or security interests other than as is disclosed in the title insurance policy to each Loan, together with an individual flood insurance policy (to the extent required by the Flood Disaster Protection Act) and an individual current hazard insurance policy (including fire and extended coverage and other manners as are customary in the area of the Mortgaged Property), or a blanket policy in lieu thereof, or a certificate if the Buyer agrees in writing to accept a certificate, insuring the Mortgaged Property, with a loss payable clause in favor of the Seller, its successors and assigns in an amount equal to the lower of: (a) the replacement value of the Mortgaged Property, or (b) the unpaid principal balance of the Loan and any senior mortgage loan; provided, however, that the amount is sufficient to protect the insured and mortgage from co-insurers in the event of a partial loss.

           (xi) The Note and Mortgage contain customary, valid, legal and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security created thereby.

           (xii) The proceeds of the Loan have been fully disbursed and any and all requirements as to completion of on-site and off-site improvements and disbursement of any escrow funds therefor have been complied with.

           (xiii) There are no mechanic's liens or similar liens or claims which have been filed for work, labor or material affecting the Mortgaged Property which are or may be liens prior to or equal with the lien of the Mortgage and senior mortgage loans.

           (xiv) The Mortgaged Property is free of material damage and waste and is in average repair and there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, and the Mortgaged Property is free and clear of all hazardous material.

           (xv) All matured obligations pursuant to the Note and Mortgage have been paid or performed and the Seller has not waived any defaults, breach, violation or event of acceleration nor has the Seller released any portion of the Mortgaged Property from the lien of the Mortgage.

           (xvi) The Seller has no knowledge of any facts as to such Loan which it has failed to disclose which would materially and adversely affect the value of marketability of such Loan; and all information set forth in any application for such Loan together with all matters continuing and/or verifying faces contained in the file relating to such Loan are genuine, true and correct in all material respects.

           (xvii) The Seller has no knowledge of any impediments to ride that adversely affect the value, enjoyment or marketability of the Mortgaged Property.

           (xviii) Where required by state law, the Seller has filed for record a request for notice of any action by a senior lienholder under a senior lien, and the Seller has notified any superior lienholder in writing of the existence of the Loan and requested notification of any action to be taken against the Borrower by the Superior lienholder. The Seller shall, upon request of the Buyer, cooperate in recording a new request for action in favor of the Buyer and in providing superior lienholders with written requests for notification by the Buyer of action against the Borrower.

           (xix) There is no default, breach, violation or event of acceleration existing under any senior mortgage loan which, with notice, and the expiration of any grace or cure period, would constitute a default, breach violation or event of acceleration.

           (xx) Each Note and Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder, or applicable by state law.

           (xxi) All real estate appraisals made in connection with each Loan shall have been performed in accordance with industry standards in the appraising industry in the area where the appraised property is located and have been performed by an Appraiser.

           (xxii) To the best of Seller's knowledge, no hazardous or toxic materials or wastes products regulated by any law or ordinance or asbestos or asbestos products or materials or polychlorinated biphenyls or urca formaldehyde insulation have been used or employed in the construction, use or maintenance of the Mortgaged Property or have ever been stored, treated at or disposed of on the Mortgaged Property. However, in the event it has been determined that asbestos or asbestos products or asbestos materials have been used or employed in construction, use, or maintenance in the Mortgaged Property, a duly qualified Appraise or engineer must state that the material is in good repair or removed.

           (xxiii) To the best of Seller's knowledge, there has not nor has any person or entity alleged that there has occurred, upon the Mortgaged Property any spillage, leakage, discharge or release into the air, soil or groundwater of any hazardous material or regulated wastes.

           (xxiv) The Seller has not, in connection with each Loan purchased by Buyer, incurred any obligation, made any commitment or taken any action which might result in a claim against the Buyer or an obligation by the Buyer to pay a sales brokerage commission, finder's fee or similar fee in respect to the transactions between Buyer and Seller as described in this Agreement. The Seller agrees to indemnify and hold the Buyer harmless from and against any claims, liabilites, damages or costs (including reasonable attorney fees) relating to any broker, agent or finder or other person, who shall claim to have dealt on behalf of the Seller in connection with the transactions contemplated by this Agreement.

           (xxv) Seller agrees not to take any action nor to permit or to cause any action to be taken by any of its agents or independent contractors on Seller's behalf to solicit Borrowers individually in order to affect the refinancing of any Loans previously purchased by Buyer from Seller or to sell any other products to the Borrowers. In the event a Borrower elects to refinance with Seller a Loan purchased by Buyer from Seller, the provisions of Section 3(e) shall apply. General advertising to the public, not utilizing a list of Borrowers, not to be deemed to violate this non-solicitation provision.

           (xxvi) As of the Settlement Date, no loan is 30 or more days delinquent (determined on a contractual basis), no Loan will have been 30 or more days delinquent (determined on a contractual basis) more than once during the 12 months preceding the Settlement Date, and the first Monthly Payment has been made, or shall be made, as the case may be, with respect to the loan on its Due Date.

           (xxvii) There are no defaults in complying with the terms of the Mortgage. As of the closing of the Loan, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid. Seller has not advanced funds, or induced or solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the Loan proceeds, whichever occurred later, to the day which precedes by one month the Due Date of the first Monthly Payment.

           (xxviii) Neither the Mortgage nor the Note has been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument has been executed that would affect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

           (xxix) The Mortgaged Property consists of a parcel of real property with a single family residence erected thereon, or a two to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development. The Mortgaged Property is either a fee simple estate or a long-term residential lease. If the Loan is secured by a long-term residential lease, (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's has been obtained and such consent is in the Mortgage File) and the acquisition by the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not (i) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default (ii) allow the termination of the lease is not less than 15 years; (D) the term of such lease does not terminate earlier than five years after the maturity the maturity date of the Note; and (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely accepted practice.

           (xxx) All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state where the Mortgaged Property is located, and (2)(a) organized under the laws of such state, or (b) qualified to do business in such state, or (c) federal savings and loan associations, savings banks, or national banks having principal offices in such state, or (d) not doing business in such state, or not required to qualify to do business in such state.

           (xxxi) All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation; provided, that in no event shall a legal non-conforming use of the Mortgaged Property be considered a violation of any such zoning law or regulation.

           (xxxii) The Mortgagor has not notified Seller and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldier's and Sailor's Civil Relief Act of 1940.

           (xxxiii) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. Seller shall maintain or cause to be maintained such statement in the Credit File.

It is understood and agreed that the covenants, representations and warranties set forth in this Agreement shall survive delivery and release of the Mortgage Files to Buyer for a period of ten (10) years from the date on which such covenant, representation, or warranty is made or the date that the breach or misrepresentation was discovered, whichever is later. it is further understood that the covenants, representations and warranties set forth in this Agreement shall inure to the benefit of Buyer, its successors and assigns, or any holder of any endorsement of any Note or any assignment of the Loan Documents.

Section 4. Breach of Representation and Warranties

(a) Remedy for Breach. In addition to any rights or remedies the Buyer has at law or in equity, if at any time there is a breach of any representation or warranty set forth herein by Seller, the Buyer shall give written notice thereof to Seller. If after thirty (30) days following Seller's receipt of such notice the breach has not been cured by Seller, the Seller shall upon demand of the Buyer and at the sole option and absolute discretion of Buyer, immediately repurchase the Loan affected for the Buy-Back Price (as defined in subsection
(c) below). If the Loan has been sold by Buyer or the Mortgaged has been liquidated or sold by Buyer, the Seller shall, within thirty (30) days of the aforementioned notification, pay the Buyer the amount of Loss (as defined in subsection(d) below). It is understood and agreed that once the first Monthly payment on a Loan is 30 days or more delinquent, Section 4(b)(xxvi) shall be breached.

(b) Reassignments. Upon receipt of the Buy-Back Price, in full, in immediately available funds, the buyer shall reassign the Loan affected and any right it may have in the relevant Mortgaged Property, as well as other documents necessary to reflect the assignment of any title protection and insurance policies.

(c) Buy-Back Price. The term "Buy-Back Price" shall mean the sum of: (1) the outstanding principal balance of the Loan, with accrued interest thereon through the date the Loan is repurchased by Seller; (2) all advances made by Buyer or the New Servicer on behalf of Buyer and all charges due from the Borrower; (3) the total amount, including accrued interest and other expenses paid by the Buyer to any senior lienholders, if any, to secure a priority lien position; (4) all reasonable and necessary expenses, losses and damages paid or incurred by the Buyer in connection with the Loan or an investigation of said Loan and/or the related collateral, including but not limited to, property taxes, maintenance costs, interest expense, insurance appraisals, advertising, sales commissions, reasonable attorney fees, expenses, and costs, fines and penalties; and (5) rebate of premium due Buyer, if applicable.

(d) Definition of "Loss"; The Term "Loss" shall mean the negative result, if any, of the following calculations: (a) the sum total of: (i) the outstanding principal balance of the Loan, with accrued interest thereon and not paid through the date the Loan is sold or date the collateral is liquidated; (ii) all advances by Buyer and all charges due from the Borrower; (iii) the total amount paid by the Buyer to any senior lienholders, if any, to secure a first lien position: (iv) accrued interest on all Mortgage Loans purchased from senior lienholders from the date such Mortgage Loans were purchased through the date the Loan is sold or the date the collateral is liquidated; and (v) all other reasonable and necessary expenses, losses and damages incurred by and/or the related collateral, including, but not limited to, reasonable attorneys fees, expenses and costs, property taxes, maintenance costs, insurance, appraisals, advertising, sales commissions, fines and penalties; less the (b) net proceeds from the sale of the Loan or the sale or liquidation of the Mortgaged Property or the collateral.

(e) Remedy for Non-Delivery of Documents. However, anything to the contrary notwithstanding, in the event that the Seller is required to deliver to the Buyer any documents related to a purchased Loan and the Seller fails to deliver such document in the proper form on the date or within the time period specified by the controlling section of this Agreement, Buyer shall notify the Seller of the breach and the Seller shall have thirty (30) days from the date of notice to cure the breach. If the Seller has not cured the breach within the thirty (30) day cure period, the Seller shall immediately repurchase the Loan upon the Buyer's demand. The Buy-Back Price shall be determined in accordance with subsection (c). Any loan returned by the Buyer pursuant to this paragraph shall be without recourse, representation or warranty; however, Buyer represents and warrants to Seller, that Buyer, its affiliates, subsidiaries, servicers, or employees have done nothing to cause the Loan to become uncollectible in whole or in part.

(f) Indemnity, Seller hereby agrees, in addition to any other remedy available to Seller hereunder, to indemnify and hold harmless, Buyer, its officers, directors, employees, agents and affiliates (the "Indemnified Parties") from any damages, losses, demands, offsets, defenses, counterclaims, actions or proceedings, and costs of defense, including reasonable attorney's fees arising from or in any way relating to (i) any breach of any of Seller's representations, warranties or covenants hereunder, and/or (ii) any claim brought by any third party against any Indemnified party based upon any allegation which, if true, would constitute a breach of any of Seller's representations, warranties or covenants hereunder.

Section 5. Relationship of the Parties

The execution of this Agreement and the carrying out of its terms does not and will not make the Seller and the Buyer partners or joint tenants, nor is the Seller to act as an agent of the Buyer in originating, administering or collecting any Loan, but shall have the status of and shall be in all matters hereunder as an independent contractor.

Section 6. Opinion of Counsel

The Seller shall deliver to the Buyer in form and substance satisfactory to the Buyer and its counsel on or before the first Settlement Date hereunder an opinion of the Seller's independent outside counsel generally to the affect of
Section 3(a)(i)-(vi).

Section 7. Designation of Authorized Officers

The Seller shall have delivered to Buyer an officer's certificate, attested to by the Secretary of the Seller, stating the names and showing the facsimile signatures of the officers of Seller authorized to execute and deliver this Agreement; endorse Note(s), Mortgage(s) and Assignment(s); and authorize the bank accounts for Buyer to utilize for funding Loans.

Section 8. Miscellaneous

(a)   Additional Covenants.

            (i) Each party shall, from time to time, execute and deliver or cause to be executed and delivered, such additional instruments, assignments, endorsements, papers, and documents as the other party may at any time reasonably request for the purpose of carrying out the terms of this Agreement and the transfers provided for herein.

            (ii) The Seller shall, upon request of the Buyer, sign a letter in form to approved by the Buyer and in conformity with the terms and conditions hereof, addressed to all the borrowers on the loans, announcing the sale evidenced hereby and instructing such Borrowers to recognize the Buyer as the Seller's successor in interest to such Loans.

            (iii) After any Settlement Date hereunder, the Seller will hold in trust for the Buyer all sums received by the Seller from Borrower(s) on any Loan purchased pursuant to this Agreement and pay them to the Buyer within three (3) business days of the receipt of those sums.

            (iv) Any and all decisions made by Buyer in good faith to take action or not take action relative to a Loan, including, but not limited to, the sale or liquidation in a commercially reasonable manner of a Loan, Mortgaged Property or collateral shall be final and conclusively binding upon Seller in the event Seller does not repurchase a Loan within ten(10) days of notification by Buyer pursuant to Section 4 of this Agreement.

            (v) In order to enforce Buyer's rights under this Agreement, Seller shall, upon the request of Buyer or is assigns, do and perform or cause to be done and performed, every reasonable act and thing necessary or advisable to put Buyer or its assigns in position to enforce the payment of the Loans and to carry out the intent of this Agreement, including the execution of and, if necessary, the recordation of additional documents including separate endorsements and assignments upon request of Buyer. In addition, Seller hereby irrevocably appoints any officer or employee of Buyer or its assigns its true and lawful attorney to do and perform every act necessary, requisite, proper, or advisable to be done to put Buyer or its assigns in position to enforce the payment of the Loans, its rights under this Agreement, and to carry out the intent of this Agreement, including, but not limited to, the right to sign, execute, endorse/and or assign and deliver to Buyer or its assigns on behalf of Seller any Mortgage Note, Mortgage, security interest, and any other Loan document and also any other writing of any other kind or nature whatsoever which may be used in connection therewith to evidence any obligation of Seller or any Borrower to Buyer or its assigns, pursuant to this Agreement and to endorse any check or other instrument for the payment thereof. This power of attorney is coupled with an interest and Seller does hereby forever renounce all rights to revoke this power of attorney or any of the above conferred upon buyer or its assigns hereby or to appoint any other person to execute the said power.

            (vi) Each January 1 during the term of this Agreement, commencing January 1, 1998. Seller shall provide to Buyer copies of all current licenses that the Seller then maintains with any state relating to the Seller's mortgage lending business. Each March 1 during the term of this Agreement, commencing March 1, 1998. Seller shall also provide to buyer audited financial statements for the year ended on the immediately preceding December 31.

(b) survival of Covenants, Agreements, Representations and Warranties; successors and assigns. all warranties, representations and covenants made by either party in this Agreement or in any other instrument delivered by either party to the other, including those made by third parties for the benefit of either party, shall be considered to have been relied upon by the other party (unless otherwise agreed in writing by the parties) and shall survive the termination of this Agreement, as set forth in Section 3. The Buyer reserve the right to proceed against third parties to enforce any representations, warranties and covenants made by them for the benefit of the Seller.

(c) Severability. If any provision or part thereof, of this Agreement is invalid or unenforceable under any law, such provision, or part thereof, is and will be totally ineffective to the extent, but the remaining provisions, or part thereof, will be unaffected.

(d) Attorney's Fees. However, anything to the contrary notwithstanding, in the event of any action of law, in equity, arbitration or otherwise between the parties in relation to this Agreement or any Loan or other instrument or agreement required or purchased or sold hereunder, the non-prevailing party, in addition to any other sums which such party shall be required to pay pursuant to the terms and conditions of this Agreement, at law, in equity, arbitration or otherwise shall also be required to pay to the prevailing party all costs and expenses of such litigation, including reasonable attorneys fees.

(e) Waivers. No waivers of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

       Buyer:    MorCap, Inc.
                 700 Central Parkway, Suite 1570
                 Atlanta, GA 30328
                 Phone: (770) 551-9090
                 Fax: (770) 551-0390

       Seller:   Westmark Mortgage Corporation
                 355 N.E. 5th Avenue, suite 4
                 Delray Beach, Fl 33483
                 Attention: Mark Schaftlein


the above address may be changed from time to time by written notice from one party to the other.

(g) Insurance Prepayment. Insurance refund or credits of any kind whatsoever, for insurance of any kind sold by Seller (or Seller's originating source, whether a loan Broker or correspondent) in conjunction with the Loan, shall be the sole responsibility of the Seller in the event of prepayment of any Loan, cancellation of insurance or any other event requiring refunding or crediting of unearned insurance premiums. Upon the Buyer's demand, Seller shall pay to the Buyer, from the Seller's own funds, any required insurance premium rebate resulting from the prepayment, cancellation, refinancing or other termination of any Mortgage Loan. Upon such payment, Buyer shall assign in writing any rights it had to require that the insurer reimburse user for any rebate made to Borrower.

(h) Assignment. The seller shall not, without the prior written consent of the Buyer, assign any of its right or obligations hereunder.

(i) captions. Paragraph or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(j) Entire Agreement. This Agreement and the Exhibits attached hereto, and the documents referred to herein or executed concurrently herewith regard to the subject matter hereof, and there are no prior agreements. Understanding, restrictions, warranties or representations between the parties with respect thereto.

(k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. This provisions of this paragraph shall not affect the provisions of any Note, Mortgage or Related Assets which cause the laws of the United States or other state to be applicable. Each party hereto is sophisticated and represented by legal counsel. Accordingly, this Agreement shall be interpreted fairly in accordance with it provisions and without regard to which party drafted it.

(l) Termination. Buyer has the option of terminating its obligations to purchase Loans hereunder immediately upon notice to the Seller upon the seller's breach of any of the Representations and Warranties contained in Section 3 of this Agreement; however, subject to the rights to cure as outlined in Section 4. Buyer shall have no obligation to honor any commitment of Approval Advice after such termination.

(m) Arbitration, Jurisdiction and Venue. with respect to any controversy, argument or claim arising out of or relating to this Agreement, or any breach thereof (including, but not limited to a request for emergency relief), the parties hereby consent to the exclusive jurisdiction of the state and federal courts having juridiction over Buyer at the time any such controversy, argument or claim arises, and waive personal service of any and all process upon them and consent that all such service of process made by registered or certified mail directed to them at the address stated herein and service so made shall be deemed to be completed five (5) days after mailing. The parties waive trial by jury and waive any objection to jurisdiction and venue of any action instituted hereunder, agree not so assert any defense based on lack of jurisdiction or venue and consent to the granting of such legal or equitable relief as is deemed appropriate by the court, including, but not limited to, any emergency relief, injunctive or otherwise.

However, anything to the contrary notwithstanding, except with respect to emergency relief. buyer shall have the sole and exclusive option and discretion to have any controversy, argument or claim arising out of or relating to this Agreement, or any breach thereof, settled in the county and state of Buyer's principal office, in accordance with the rules of the American Arbitration Association (as modified below), and judgment upon the award may be entered in any Court having jurisdiction thereof.

The arbitration panel shall be made up of three members which shall be appointed: one by Buyer, one by Seller and a third by the first two arbitrators. Each arbitrator shall be a lawyer experienced in matters relating to real estate and mortgage banking. discovery shall be permitted in connection with the arbitration proceeding within the reasonable discretion of the arbitration panel. The decision (award) shall be in writing and shall set forth the rationale and legal basis therefor, and such decision may be appealed by either party if the party believes that the written decision (award) is based upon an error of law. The facts determined by the original panel will be final and no appear of such findings may be made. Such appeal shall be taken to a three member arbitration panel, the members of which shall be selected in accordance with the above-described procedures, and the panel's review shall be limited to the application of the statutory and decision law of the State of Georgia (as modified by (k) above) to the facts of the dispute as determined in writing by the original arbitration panel.

(n) Endorsements. In the event that the remedies or other terms outlined in this Agreement conflict with the terms of any endorsement by the Seller of any Note evidencing a Loan Purchased by the Buyer from the Seller, including, but not limited to, and endorsement stating that the assignment of the Note is without recourse, the remedies and terms of this Agreement shall govern and control.

(o) Indemnification (Holder in due course). In the event Buyer purchase a Loan purchases a Loan from seller in which all or part of the proceeds of such Loan were paid to a home improvement or building contractor (including if proceed checks were made payable to the Borrower and the contractor jointly) for the purpose of repairs or improvements to the subject property. Seller agrees to indemnify Buyer against any loss, damages, forefeitures, legal fees and other cases resulting from any demand, defense or assertion based, grounded upon or arising from Borrower' rights, claimed or granted, to withhold payment of the Loan due to the incompletion or unsatisfactory completion of said repairs or improvements.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written:

Seller:  Westmark Mortgage Corporation        Buyer: MORCAP, INC.

By: /s/ Mark Schaftlein                       By:
    ----------------------------------            ------------------------------
Name:  Mark Schaftlein                        Name :----------------------------

Title: President                              Title:----------------------------

                                   EXHIBIT A

                      Form of Bill of sale and Assignment
                      -----------------------------------


Westmark Mortgage Corp, California Corporation ("Grantor"), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereunder, does hereby absolutely sell, transfer, assign, setover and convey to Mor Cap, Inc., a Delaware corporation ("Grantee"), its successors and assigns, without recourse,
(i) all of Grantor's right, title and interest in the loans described on the list attached hereto as Schedule 1 (the "Loans"), including all principal, interest, or other proceeds of any kind with respect to the Loans: and 9i) all of Grantor's right, title and interest on and to all escrow deposits held in connection with such Loans. In addition, Grantor further conveys/assigns to Grantee, its successors and assigns, Grantor's right (i) to assign each Loan on a servicing-released basis, and (ii) to collect any servicing fee in connection with such Loan.

This Bill of sale and Assignment is being executed and delivered pursuant to the terms of the Continuing Agreement for the Purchase and Sale of Mortgages dated as of February 6, 1997 (the "Agreement"), between MorCap, Inc. and Westmark Mortgage which is hereby incorporated herein by reference. this Bill of sale and assignment shall be governed by the laws of the State of Georgia without regard to the conflicts of law rules thereof. Grantee shall have the right to assign its rights hereunder. The Grantor hereby reaffirms to Buyer the representations and warranties contained in Section 3 of the Agreement.


                                        GRANTOR:


                                        Westmark Mortgage Corporation


Dated: February 6, 1997                 By: /s/ Mark Schaftlein
                                            ------------------------
                                        Name:   Mark Schaftlein
                                        Title:  President


                 (Schedule of Mortgage Loan - Attached hereto)

                                   EXHIBIT B

                            CONTENTS OF CREDIT FILE
                            -----------------------


With respect to each Loan, the Credit File shall include each of the following items, which shall be delivered to Buyer.

1. A copy of the original Note, bearing all intervening endorsements, endorsed, "Pay to the order of Mor-Cap, Inc., without recourse or warranty except as provided for in that certain Continuing Loan Purchase Agreement and between Mor-Cap, Inc. and Westmark Mortgage dated February 7 1997" and signed in the name of Seller by an authorized officer or by facsimile signature.

2. A copy of either: (i) the original recorded Mortgage with recording information thereof, together with a certified true copy of the original power-of-attorney showing the recording information thereon if the Mortgage was executed by an attorney-in-fact, (ii) a certified true copy of the Mortgage and of the power-of-attorney (if applicable) the originals of which have been transmitted for recording, until such time as the originals are returned by the public recording office: or (iii) a copy of the Mortgage certified by the public recording office in those instances where the public recording office retains the original or the original is lost, together with a duplicate original mortgagee's certificate of tide if the Mortgage is registered under the Torrens System.

3. A copy of the original Assignment of Mortgage for each Loan, in blank, in form and substance acceptable to Buyer and its counsel, and for recording but not recorded; provided, however, that certain recording information will not be available if, as of the Settlement Date, Seller has not received the related recorded Mortgage from the recording office.

4. A copy of the original mortgage policy of title insurance (or, if such policy has not yet been issued by the insurer, the preliminary title report).

5. A copy of all intervening assignments, if any, with evidence of recording thereon, or certified true copies with evidence that the originals have been transmitted for recording until such times as the originals are returned by the public recording office, or a copy of each such assignment certified by the public recording office if such office retains the original, or if such original is lost.

6. A copy of all assumption, modification, consolidation or extension agreements, if any.

7. A survey or plat of the Mortgaged Property (except if the Mortgaged Property is a condominium unit), unless the title insurance contains a 116 or "no survey" endorsement.

8. Original hazard insurance policy (or certificate of insurance for a condominium or planned unit development unit) and certificate or original policy of flood insurance, if applicable. In lieu of an insurance policy for each Loan, Seller may carry a Mortgage Impairment Policy meeting the requirements of FNMA or FHLMC).

9.   Loan closing statement or a copy thereof.

10.  Residential loan application.

11.  Verification of employment and income (if applicable).

12. Verification of evidence of source and amount of down payment (if applicable).

13.  Credit report on the Obligor.

14.  Residential appraisal report.

15.  Photograph of the Mortgaged Property.

16.  a.     Payment records and current and historical computerized data files;
            and

     b. tax receipts, insurance premium receipts, ledger sheets, correspondence, insurance claim files and correspondence, and all other papers and records developed or originated by Seller or others, required to document the Loan or to Service the Loan provided, however, that these items may be provided no later than 15 days after the Service Transfer Date.

17.  A copy of the guarantee(s), if any.

18. Copies of each security agreement, (?) Mortgage or equivalent, executed in connection with the Mortgage, if any.

19. Copy of each instrument necessary to complete identification of any exception set forth in the title policy, if any.

20. All required disclosure statements, including a copy of the HUD good faith estimate, HUD-1 settlement statement and TILA disclosure statement prepared in connection with the Loan indicating that the Obligor has received all disclosures required by RESPA and TILA.

21. Termite reports, structural engineer's report, water portability and septic certification, if any.

22.  Sales contract, if any.

23. If the Mortgaged Property is a leasehold estate, a copy of the lease with evidence of recording thereon (or, if such recorded copy has not yet been returned to Seller by the applicable recording office, a copy thereof certified by Seller to be a true, correct and complete copy of such lease sent for recording).

24. Any and all documents, agreements or instruments related to the Loan or the Note and Seller's right and benefits therein; all documents related to the making and closing of the Loan; and any other documents, agreements, or instruments related to the Loan or required by Buyer, in order to enable Buyer to sell the Loan to a private investor or as part of a securitization or other financing vehicle.

25. A statement showing the account number, customer name, unpaid principal balance of the Loan, the amount of periodic installments and the date(s) to which principal, interest and any escrows have been paid, the accrued but unpaid interest up to and including the Settlement Date provided, however, that this information may be provided in a trial balance; and, if required by Buyer, a ledger card or ledger history reflecting all receipts and disbursements, provided, however, that these items may be provided no later than 15 days after the Servicing Transfer Date.

26. The original Primary Insurance Policy or certificate, if any is specified on the Loan Schedule.

27. The federal and State Fair Lending and Equal Credit Notices, including the truth-in-lending statement and recession notices.

                                  SCHEDULE 2.1

                           CONTENTS OF LOAN SCHEDULE

     With respect to each Loan Package, the Loan Schedule shall include each of the following items, if applicable, with respect to each Loan in the Loan
Package:

1.   the Seller's Loan identifying number;

2.   the Obligor's first and last name;

3.   the street address of the Mortgaged Property;

4.   the state in which the Mortgaged Property is located;

5.   the city in which the Mortgaged Property is located;

6.   the five digit zip code in which the Mortgaged Property is located;

7. a code indicating whether the Mortgaged Property is occupied as the owner's primary residence or as a second home or is an investment property;

8.   the original months to maturity;

9.   the original principal amount of the Loan;

10.  the Loan-to-Value Ratio at origination of the Loan being sold to the Buyer;

11.  the Mortgage Interest Rate at origination;

12.  the date on which the first Monthly Payment was due on the Loan;

13.  the stated maturity date;

14.  the amount of the Monthly Payment at origination;

15.  the original closing date of the Mortgage (origination date);

16.  with respect to each Adjustable Rate Loan, the next Rate Adjustment Date;

17. with respect to each Adjustable Rate Loan, the period between resets, stated in months;

18.  with respect to each Adjustable Rate Loan, the Gross Margin;

19. with respect to each Adjustable Rate Loan, the number of days prior to the Adjustment Date on which the value of Index is determined, ie., the look-back;

20. with respect to each Adjustable Rate Loan, a code indicating the rounding factor, if any, applied to the Mortgage Interest Rate, e.g. the nearest 1/8%, or up to the nearest 1/8%;

21. with respect to each Adjustable Rate Loan, the Maximum Mortgage Interest Rate under the terms of the Note;

22. with respect to each Adjustable Rate Loan, the Minimum Mortgage Interest Rate under the terms of the Note;

23. with respect to each Adjustable Rate Loan, the Periodic rate Cap (if the initial periodic cap is different from the subsequent Periodic caps, this field should state the initial periodic cap);

24.  a code indicating if the Loan is a Convertible Mortgage Loan;

25.  a code indicating if the Loan is an assumable Mortgage Loan;

26.  the Appraised Value of the Mortgaged Property at origination;

27.  the sale price of the Mortgage Property, if applicable;

28. a code indicating the Mortgage Loan Program pursuant to which the Loan was delivered to the Buyer, e.g., whether the Mortgage Loan is a fixed rate, or one of the Adjustable Rate Loans;

29.  a code indicating if the Loan is a balloon mortgage;

30.  a code indicating if the Loan has a prepayment penalty;

31. with respect to each Loan that is not a first lien, the principal balance of the senior lien on the Mortgaged Property at the time the Loan being sold to the Buyer is originated; $0 will be entered for first lien Loans sold to the Buyer;

32. the principal balance of any liens subordinate to the Loan being sold to the Buyer, at the time the Loan is originated;

33.  a code indicating the lien position of the Loan; and

34. a code indicating which, if any, primary mortgage insurance company has insured the Loan.